Exhibit 13.1
Certification
Pursuant to Rule 13a-14(b) of the Exchange Act
Pursuant to Rule 13a-14(b) of the Exchange Act and Section 1350 of chapter 63 of Title 18, United States Code, each of the undersigned officers of Rio Tinto plc, registered in England and Wales (the “Company”), hereby certifies, to such officer’s knowledge, that:
The Annual Report on Form 20-F for the year ended 31 December 2010 (the “Report”) of the Company fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.

/s/ Tom Albanese		/s/ Guy Elliott

Name:	Tom Albanese	Name:	Guy Elliott
Title:	Chief executive	Title:	Chief financial officer

Date: 15 March 2011		Date: 15 March 2011
The foregoing certification is not deemed filed for purpose of Section 18 of the Exchange Act and not incorporated by reference in any filing under the Securities Act.

Certification
Pursuant to Rule 13a-14(b) of the Exchange Act
Pursuant to Rule 13a-14(b) of the Exchange Act, each of the undersigned officers of Rio Tinto Limited, registered in Victoria, Australia, (the “Company”), hereby certifies, to such officer’s knowledge, that:
The Annual Report on Form 20-F for the year ended 31 December 2010 (the “Report”) of the Company fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.

/s/ Tom Albanese		/s/ Guy Elliott

Name:	Tom Albanese	Name:	Guy Elliott
Title:	Chief executive	Title:	Chief financial officer

Date: 15 March 2011		Date: 15 March 2011
The foregoing certification is not deemed filed for purpose of Section 18 of the Exchange Act and not incorporated by reference with any filing under the Securities Act.